For Immediate Release

Patrick Industries Plans Rights Offering

ELKHART, Ind., September 18, 2007 – Patrick Industries, Inc. (NASDAQ: PATK) today announced that it is planning to conduct a $13.5 million rights offering of common stock to its shareholders. The rights offering will grant shareholders one right to purchase 0.2 of a share of common stock, for each share of the Company’s common stock they own, at a purchase price of $11.25 per share. The $11.25 per share price represents the same price paid by Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively “Tontine”) in connection with the Company’s private placement of 980,000 shares to finance, in part, the Company’s acquisition of Adorn Holdings, Inc. in May 2007. The Company had previously announced its intention to conduct a rights offering at the time it initially announced the Adorn acquisition in April 2007.

In connection with the rights offering, the Company entered into a standby purchase agreement with Tontine pursuant to which Tontine has agreed to purchase any shares that are unsubscribed for at the close of the rights offering at the same $11.25 per share price paid by our shareholders. The Company also plans to offer certain management employees the opportunity to purchase up to 130,000 shares of common stock at the same price of $11.25 per share.

The standby purchase agreement is subject to several closing conditions, including shareholder approval of the rights offering and the standby purchase agreement, which will be sought at a special meeting of shareholders that is expected to be held in late October, 2007. Since the Company will register the rights offering with the Securities and Exchange Commission, no record date has been set for the rights offering at this time.

The Company will utilize the proceeds of the sale of stock to prepay the $13,975,000 in principal amount of 9.5% Senior Subordinated Promissory Notes issued to Tontine, the proceeds of which were used to help fund the Company’s acquisition of Adorn Holdings, Inc. Under the Company’s senior secured credit facility, the lenders will permit the senior subordinated notes to be prepaid only with the proceeds of new equity.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell any securities. The shares to be sold to the investors will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a manufacturer of component products and a distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other Industrial sectors and operates coast-to-coast through locations in 14 states. Patrick’s major manufactured products include cabinet and wall components, countertops, adhesives, and aluminum extrusions. Patrick also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products. Patrick recently completed the acquisition of Adorn Holdings, Inc., a $240 million manufacturer and supplier to the recreational vehicle, manufactured housing, and industrial markets.

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Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Patrick’s common stock and other matters.

Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. Patrick does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond the Patrick’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com